Exhibit 99.2

Certification of the Chief Financial Officer

Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

In connection with this quarterly report on Form 10-Q (the “Report”) of Nanophase Technologies Corporation (the “Company”), I, Jess Jankowski, Acting Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 15, 2003

/S/ JESS A. JANKOWSKI

Jess A. Jankowski Acting Chief Financial Officer